THIS SHARE PURCHASE AGREEMENT entered into on the ...... 9th day of July 2009.

BETWEEN:

MADAGASCAR MINERALS AND RESOURCES sarl, a societe de droit malgache duly registered in the Registre du Commerce et des Societes in Antananarivo, Madagascar, bearing registration number TANA N°2004 B 00090, having its registered office at Lot VB8 A Ter Ambatoroka 101, Antananarivo, Madagascar, and duly represented by Mr MAMY CHEUNG Cyriaque, in his capacity as 'gerant' and duly authorised to sign on its behalf;

(hereinafter designated as the "**Vendor**")

AND:

THB VENTURE LIMITED, a private company duly incorporated in Mauritius, bearing file number 079631 C2/GBL, with its registered office at c/o Businessconsult, 6th Floor, Newton Tower, Sir William Newton Street, Port Louis, Mauritius, represented by Mr SCHLER Richard duly authorised to sign on its behalf;

(hereinafter designated as the "**Purchaser**")

WHEREAS the Purchaser is a subsidiary of Uranium Star Corporation, a company incorporated under the laws of the State of Nevada, United States of America, having its principal office at Suite 1000, 141 Adelaide St West, Toronto, Ontario, Canada M5H 3L5 ("**USC**").

WHEREAS pursuant to a joint venture agreement dated 22nd August 2007 ("**JV Agreement**") between the Vendor and USC, the Vendor and the Purchaser (together, the "**Parties**") agreed to incorporate, and became are the sole shareholders in, Uranium Star Minerals sarl ("**USM**"), a societe de droit malgache duly registered in the Registre du Commerce et des Societes in Antananarivo, Madagascar, bearing registration number TANA 2008 B 0806 and having its registered office at lot C 38 bis Andranomena, Antananarivo 105, Madagascar.

WHEREAS the Vendor and USC have agreed to enter into an agreement to terminate the JV Agreement ("Termination Agreement") as reflected more fully in Annex 1 which forms part of this Share Purchase Agreement and to deal with matters arising underneath the JV Agreement.

WHEREAS the Vendor wishes to sell to the Purchaser and the Purchaser wishes to acquire from the Vendor nine (9) shares of the share capital of USM held by the Vendor for the consideration and under the terms and conditions hereinafter mentioned.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. The Vendor hereby sells, assigns and transfers to the Purchaser nine (9) shares in USM representing 25% of the share capital of USM (the "**Shares**") held by the Vendor for a

total consideration of One Hundred Thousand United States Dollars (USD 100,000.00) (the "**Consideration**").

2. It is well agreed and understood between the Parties that the sale of the Shares will be perfected by the payment of the Consideration in the Vendor's bank account.

It is further agreed and understood by the Parties that it is a condition subsequent of this Share Purchase Agreement that the Parties enter into an escrow agreement with an escrow agent so that the Consideration will be paid into an escrow account in a bank in Mauritius under the custody of the escrow agent and will be released into the Vendor's bank account in Madagascar ONLY upon the Purchaser being conclusively satisfied that the Vendor has fulfilled all the terms and conditions required of it under this Share Purchase Agreement and under Malagasy law so that the Shares have been duly transferred to the Purchaser as the lawful owner thereof under the laws of Madagascar.

The Vendor further undertakes to issue an official receipt for payment of the Consideration not later than three (3) working days of the receipt of the Consideration in its bank account.

3. The Vendor warrants and represents to the Purchaser that it is the owner of the Shares by good and marketable title, free and clear of any privileges, liens, pledges, charges or encumbrances of any nature whatsoever, and that after the transfer thereof to the Purchaser, the Purchaser will have a good and marketable title thereto, free and clear of any privileges, liens, pledges, charges or encumbrances of any nature whatsoever.

4. The Vendor warrants, represents and undertakes to the Purchaser that:

(i) It possesses the necessary power and capacity to sell and transfer the Shares;

(ii) It has obtained all the required corporate authorisations for the sale and transfer of the Shares;

(iii) It shall submit a written request to USM immediately upon the execution of this Share Purchase Agreement to enter the name of the Purchaser into the appropriate registers of USM;

(iv) It shall remit to USM the share certificates representing the Shares and which are to be cancelled immediately after this Share Purchase Agreement has been executed;

(v) It will duly arrange, upon the demand of the Purchaser, for the share transfer form witnessing the sale of the Shares by Vendor to the Purchaser, the necessary proces-verbal relative to the sale of the Shares and any other associated documentation to be duly registered in the appropriate registers and books of USM and with the Registre du Commerce et des Sociétés in Antananarivo, Madagascar and in such other registers and books as may be held by other relevant competent authorities or bodies in Madagascar

(vi) It shall use its best endeavours to ensure that the appropriate entries are made in the relevant registers of USM and that the filings and notification in respect of the transfer be made to the relevant authorities in Madagascar.

5. The Parties agree to do all things and sign and execute, at all times, deeds and documents necessary or required for the due carrying out of their obligations under this Share Purchase Agreement.

6. Except as otherwise provided herein, each of the Parties hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts incurred in connection with the transactions contemplated by this Share Purchase Agreement.

7. All notices, requests, demands, applications, services of process and other communications which are required to be or may be given under this Share Purchase Agreement shall be deemed to have been duly given if sent by facsimile (with confirming facsimile receipt) or delivered by recognized courier service (with receipt acknowledged) to the Parties hereto at the following addresses:

To the Vendor:	To the Purchaser:
Lot VB8 A Ter Ambatoroka 101, Antananarivo, Madagascar	c/o Businessconsult, 6th Floor, Newton Tower, Sir William Newton Street, Port Louis, Mauritius
Fax Number: (261) 20 94 411 28 Attention: MAMY CHEUNG Cyriaque	Fax Number: (1) 416 364 2753 Attention: SCHLER Richard Edmund

or to such other address as any party shall furnish to the other by notice given in accordance with this Clause 7. Each such notice, request, demand, application, service of process and other communication shall be deemed to have been given as of the date so sent by facsimile or delivered or, if given by any other means, shall be deemed given only when actually received by the addressee.

8. Neither this Share Purchase Agreement nor any of the rights hereunder may be assigned by any of the Parties hereto without the prior written consent of the other party.

9. Time shall be of the essence with respect to the performance of all obligations under this Share Purchase Agreement.

10. If any provision of this Share Purchase Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby and shall remain valid to the extent permitted, and to this end the provisions of this Share Purchase Agreement shall be severable.

11. This Share Purchase Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Mauritius and the Parties hereto submit to the exclusive jurisdiction of the courts of the Republic of Mauritius.

12. Notwithstanding the above, all claims, disputes or controversies whatsoever arising between the Parties hereto in connection with this Share Purchase Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the Permanent Commercial Arbitration Court of the Mauritius Chamber of Commerce and Industry by a single Arbitrator appointed in accordance with the said Rules. Arbitration shall be in English or French and exclusively conducted in Port Louis, Republic of Mauritius and the

applicable law shall be the law of Mauritius. The Arbitrator shall be selected by the Parties but failing that, then appointed by a judge of the Supreme Court of Mauritius. The Arbitrator's decision shall be final, binding and not capable of being appealed and shall be enforceable in any court having jurisdiction. Each party shall bear its own legal fees and costs with no right of recovering same from the other party. Each party shall equally divide the forum fees and the cost of the arbitrator. The arbitrator will have no power to award consequential (including lost profits), punitive or exemplary damages. Neither party may recover anything other than actual damages from the other party. There shall not be any award of consequential, punitive, exemplary, multiples of actual or other damages other than actual damages.

13. This Share Purchase Agreement embodies the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Share Purchase Agreement may not be altered orally, but only by an agreement in writing signed and dated by both Parties.

14. This Share Purchase Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15. The Parties hereto confirm that they have had the opportunity to have legal advice and obtain any other advice as they have deemed necessary for the purposes of entering into this Share Purchase Agreement and by apposing their signatures herebelow, they are entering into this Share Purchase Agreement in the English language *"en toute connaissance de cause et des faits"*, that is, with full knowledge of all facts and consequences, and agree that this Share Purchase Agreement be drawn up in English language only.

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IN WITNESS THEREOF, THE PARTIES HERETO, OF THEIR OWN FREE WILL AND FULLY UNDERSTANDING THE TERMS AND CONDITIONS OF THIS AGREEMENT, TOGETHER WITH ANNEX 1 WHICH FORMS PART OF THIS AGREEMENT, HAVE CAUSED THIS SHARE PURCHASE AGREEMENT, WHICH WILL BE PERFECTED BY THE PAYMENT OF THE CONSIDERATION INTO THE BANK ACCOUNT OF THE VENDOR, TO BE DULY EXECUTED IN TWO ORIGINAL COPIES.

Done in two (2) originals at Toronto, Canada and Madagascar this ...... 9th day of July 2009.

Duly executed by ________________________
Richard Schler

Duly authorised for and on behalf of }
THB VENTURE LTD }

In the presence of: }

.... Signature }

.... Name }

Duly executed by ________________________
Cyriaque MAMY CHEUNG

Duly authorised for and on behalf of }
MADAGASCAR MINERALS AND RESOURCES sarl}

in the presence of: }

.... Signature }

.... Name }

ANNEX 1

AGREEMENT TO TERMINATE JOINT VENTURE AGREEMENT

THIS AGREEMENT is made on the ……9th day of July 2009

BETWEEN:

URANIUM STAR CORPORATION, a company incorporated under the laws of the State of Nevada, United States of America, having its principal office at Suite 1000, 141 Adelaide St West, Toronto, Ontario, Canada M5H 3L5 ("**USC**");

AND

MADAGASCAR MINERALS AND RESOURCES sarl, a societe de droit malgache duly registered in the Registre du Commerce et des Societes in Antananarivo, Madagascar, bearing registration number TANA N°2004 B 00090 with its registered office at Lot VB8 A Ter Ambatoroka 101, Antananarivo, Madagascar ("**MMR**") (each a "**Party**" and together the "**Parties**").

IN THE PRESENCE OF:

URANIUM STAR MINERALS sarl, a societe de droit malgache duly registered in the Registre du Commerce et des Societes in Antananarivo, Madagascar, bearing registration number TANA 2008 B 0806 and having its registered office at lot C 38 bis Andranomena, Antananarivo 105, Madagascar (the "**Company**").

WHEREAS the Parties entered into a joint venture agreement dated 22nd August 2007 (the "**JV Agreement**") to incorporate the Company and to collaborate together for the purpose of mining research and exploration activities in Madagascar under the terms and conditions thereof.

WHEREAS the Parties have agreed to waive the notice required under clause 12 of the JV Agreement to terminate the said JV Agreement.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Save for clause 13 of the JV Agreement which is maintained in relation to payment of the NSR (as defined therein) for which new figures are supplemented in lieu of and in stead, as provided for at Clauses 2 and 3 of this present Agreement, and to which the Parties hereby voluntarily agree, in consideration of the mutual agreements of the Parties in this

Agreement, it is hereby agreed that the other parts of the JV Agreement shall be terminated with immediate effect from the date of this Agreement and each Party:-

1.1. releases and discharges absolutely and irrevocably the other Party from all liabilities and obligations and responsibilities arising under the JV Agreement whether arising prior to, on or after the date of this Agreement whereupon all rights, obligations, responsibilities and liabilities of each Party under the JV Agreement shall cease with effect from and including the date of this Agreement;

1.2. waives all and any rights, benefits, entitlements and interest it may have up to and including the date of this Agreement and/or any time thereafter under or in relation to the JV Agreement.

1.3 For the avoidance of doubt, nothing herein shall prejudice the validity of any acts done by any Party prior to the date hereof.

1.4 No Party shall have any further or other claims or rights whatsoever against the other Party in respect of, arising out of or in connection with the JV Agreement.

2. It is agreed by the Parties that for interpretation purposes of clause 13 of the JV Agreement, cross-references in the JV Agreement are maintained.

It is further agreed between the Parties that upon the portfolio of properties, the mining rights of which have been duly transferred and validly held by the Company as more fully described in Schedule 1 hereto (the "**Property**"), being put into commercial production, MMR shall be entitled to a net smelter return royalty of two percent (2%) (the "**Royalty**" or "**NSR**") calculated and payable in accordance with Schedule 2 hereto. The Royalty obligation shall run with the Property, and shall be binding on successive owners of the Property. USC or any of its holdings, subsidiaries, affiliates, sister entities, has the option, but not the obligation, to purchase one percent (1%) of the Royalty at any time by either paying MMR Five Hundred Thousand United States Dollars (USD 500,000.00) in cash or the equivalent in shares, at USC's sole discretion. For purposes of greater clarity, the Parties hereto agree that following USC's purchase of one percent (1%) of the Royalty pursuant to this Clause 2, MMR shall retain a one percent (1%) Royalty.

3. Furthermore, it is also agreed between the Parties that should USC or any of its holdings, subsidiaries, affiliates, sister entities, exercise its option of purchasing one

MI

percent (1%) of the Royalty as per Clause 2 above, USC or any of its holdings, subsidiaries, affiliates, sister entities, has a further option, but not the obligation, to purchase the remaining one percent (1%) of the Royalty at any time after the option referred to by Clause 2 above has been exercised, by either paying MMR One Million United States Dollars (USD 1,000,000.00) in cash or the equivalent in shares, at USC's sole discretion.

4. The Parties hereby submit to the non-exclusive jurisdiction of the Courts of Mauritius in relation to any dispute or claim arising out of or in connection with this Agreement.

5. This Agreement shall be governed by and construed in accordance with the laws of Mauritius.

6. Notwithstanding the above, all claims, disputes or controversies whatsoever arising between the Parties hereto in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the Permanent Commercial Arbitration Court of the Mauritius Chamber of Commerce and Industry by a single Arbitrator appointed in accordance with the said Rules. Arbitration shall be in English or French and exclusively conducted in Port Louis, Republic of Mauritius and the applicable law shall be the law of Mauritius. The Arbitrator shall be selected by the Parties but failing that, then appointed by a judge of the Supreme Court of Mauritius. The Arbitrator's decision shall be final, binding and not capable of being appealed and shall be enforceable in any court having jurisdiction. Each Party shall bear its own legal fees and costs with no right of recovering same from the other Party. Each Party shall equally divide the forum fees and the cost of the arbitrator. The arbitrator will have no power to award consequential (including lost profits), punitive or exemplary damages. Neither Party may recover anything other than actual damages from the other Party. There shall not be any award of consequential, punitive, exemplary, multiples of actual or other damages other than actual damages.

7. This Agreement embodies the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be altered orally, but only by an agreement in writing signed and dated by the Parties.

8. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable in any jurisdiction, the remainder

hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby and shall remain valid to the extent permitted, and to this end the provisions of this Agreement shall be severable.

9. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10. The Parties hereto confirm that they have had the opportunity to have legal advice and obtain any other advice as they have deemed necessary for the purposes of entering into this Agreement and by apposing their signatures herebelow, they are entering into this Agreement in the English language "*en toute connaissance de cause et des faits*", that is, with full knowledge of all facts and consequences, and agree that this Agreement be drawn up in English language only.

[THE REMAINDER OF THIS PAGE HAS BEEN DELIBERATELY LEFT BLANK]

IN WITNESS THEREOF, THE PARTIES HERETO, OF THEIR OWN FREE WILL AND FULLY UNDERSTANDING THE TERMS AND CONDITIONS OF THIS AGREEMENT, HAVE CAUSED THIS AGREEMENT, TOGETHER WITH ITS SCHEDULES WHICH FORM PART OF THIS AGREEMENT, TO BE DULY EXECUTED IN THREE ORIGINALS.

Done in three (3) originals at Toronto, Canada and Madagascar this ......9th day of July 2009.

Duly executed by ________________________________
Richard Schler

Duly authorised for and on behalf of }
Uranium Star Corporation }

In the presence of: }

.... Signature }

.... Name }

Duly executed by ________________________________
Cyriaque MAMY CHEUNG

Duly authorised for and on behalf of }
MADAGASCAR MINERALS AND RESOURCES sarl}

in the presence of: }

.... Signature }

.... Name }

Duly executed by ______________________
Roland Fok Sheung

Duly authorised for and on behalf of }
Uranium Star Minerals sarl }

In the presence of: }

.... Signature }

RICHARD SCHLER Name }

SCHEDULE 1

PROPERTY

	Permit No.	Region	Commune	Number of Squares (carres)	No. Carte	Permit Type
1	12306	Atsimo Andrefana	Fotadrevo Lazarivo	333 83	H60	R
2	12814	Atsimo Andrefana	Fotadrevo	48	H60	R
3	12887	Atsimo Andrefana	Fotadrevo	16	H60	R
4	12888	Atsimo Andrefana	Fotadrevo	16	H60	R
5	13020	Atsimo Andrefana	Ianapera	16	H59	R
6	13021	Atsimo Andrefana	Ianapera	64	H59	R

SCHEDULE 2

NET SMELTER RETURN ROYALTY

1. The NSR which may be payable to a party (the "**Payee**") by a party (the "**Payor**") shall be calculated and paid to the Payee in accordance with the terms of this Schedule.

2. The NSR shall be calculated on a quarterly basis.

3. The following words shall have the following meanings:

(a) "**Gross Revenue**" shall mean the aggregate of the following amounts received in each monthly period:

(i) all revenue received by or credited to the Payor in such month from arm's length purchasers of mineral products;

(ii) the fair market value of all mineral products sold by the Payor in such month to persons not dealing at arm's length with the Payor; and

(iii) any proceeds of insurance received by or credited to the Payor in such month due to losses or damages in respect to mineral products.

(b) "**Permissible Deductions**" shall mean the aggregate of the following charges (to extent not previously deducted or accrued in computing Gross Revenue) that are paid in each monthly period;

(i) sales charges levied by any sales agent in respect to the sale of mineral products;

(ii) transportation costs incurred in respect to the transportation of mineral products from the Property to the place of beneficiation, processing or treatment and, if applicable, thence to the place of delivery thereafter, including shipping, freight, handling and forwarding expenses, and export and import taxes;

(iii) all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Payor in connection with the refinement or beneficiation of mineral products after leaving the Property, including all weighing, sampling, assaying and representation costs, metal losses, any umpire charges and any penalties charged by the processor, refinery or smelter; and

(iv) all insurance costs in respect of mineral products;

provided that where a cost or expense otherwise constituting a Permissible Deduction is incurred by the Payor in a transaction with a party with whom it is not dealing at arm's length (as that term is defined in the *Income Tax Act* (Canada)), such costs or expenses may be deducted, but only as to the lesser of the actual cost incurred by the Payor or the fair market value thereof, considering the time of such transaction and under all the circumstances thereof.

For purposes of clarity, custom-milling charges shall not be a "**Permissible Deduction**" pursuant to clause 3(b).

(c) "**Net Smelter Returns**" shall mean Gross Revenue less Permissible Deductions in respect to such month.

(d) "**NSR**" shall mean the applicable percentage of the Net Smelter Returns that is payable to the Payee.

4. The NSR shall be calculated and paid within 30 days after the end of each calendar quarter. Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show how the payment was derived (the "**Statement**") shall be submitted with the payment.

5. In the event that final amounts required for calculation of the NSR are not available within the time period referred to in paragraph 4 of this Schedule, then provisional amounts shall be established, the NSR shall be paid on the basis of such provisional amounts and positive or negative adjustments shall be made to the payment in the succeeding month, as necessary.

All NSR payments shall be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice (the "**Objection Notice**") describing and setting forth a specific objection to the calculation thereof within 90 days after receipt by the Payee of the Statement. If the Payee objects to a particular Statement as herein provided, the Payee shall, for a period of 90 days after the Payor's receipt of such Objection Notice, have the right, upon reasonable notice and at a reasonable time, to have the Payor's accounts and records relating to the calculation of the NSR in question audited by the auditors of the Payee. If such audit determines that there has been a deficiency or an excess in the payment made to the Payee, such deficiency or excess will be resolved by adjusting the next NSR payment due hereunder. The Payee shall pay all the costs and expenses of such audit unless a deficiency of 5% or more of the amount due is determined to exist. The Payor shall pay the related costs and expenses of such audit if a deficiency of 5% or more of the amount due is determined to exist to a maximum of $25,000 CDN. All books and records used and kept by the Payor to calculate the NSR due hereunder shall be kept in accordance with Canadian generally accepted accounting principles. Failure on the part of the Payee to make claim against the Payor for adjustment in such 90-day period by delivery of an Objection Notice shall conclusively establish the correctness and sufficiency of the Statement and NSR payment for such month.

ENTRE :

la société **MADAGASCAR MINERALS AND RESOURCES S.A.R.L.** (« **MMR** »), société à responsabilité limitée au capital de Ariary 2.000.000 dont le siège social est sis Lot VB 81 A ter Ambatoroka, Antananarivo, immatriculée au Registre du Commerce et des Sociétés d'Antananarivo sous le numéro TANA N°2004 B 00090, dûment représentée par son Gérant, Monsieur Cyriaque MAMY CHEUNG,

D'une part

ET :

la société **URANIUM STAR MINERALS S.A.R.L.** (« **USM** »), société à responsabilité limitée au capital de Ariary 18.000.000 dont le siège est sis Près lot C 38 bis Andranomena, Antananarivo, immatriculée au Registre du Commerce et des Sociétés d'Antananarivo sous le numéro TANA N° 2008 B 0806, dûment représentée par son Gérant, Monsieur Roland FOK SEUNG,

D'autre part

EN PRESENCE DE :

La compagnie **URANIUM STAR CORPORATION** (« **USC** »), compagnie constituée selon les lois en vigueur en l'état du Nevada, Etats-Unis d'Amérique, immatriculée sous le numéro C5075-2004 et ayant son siège social à suite 1000, 141 Adelaide St West, Toronto, Ontario, Canada M5H 3L5, dûment représentée par son Directeur, Monsieur Richard SCHLER,

Ci-après dénommées ensemble les « Parties »

IL A ÉTÉ PRÉALABLEMENT EXPOSÉ QUE:

MMR est détentrice d'un portefeuille de permis de recherche géologique qui ont été délivrés par le Bureau de Cadastre Minier de Madagascar (« **Permis** ») et lesquels sont détaillés en l'Annexe ci-joint.

Suite à un accord de coentreprise en date du 22 août 2007 (« **Joint Venture Agreement** ») entre MMR et USC, il a été convenu entre MMR et USC de constituer USM et qu'une fois USM constituée, que MMR transfère lesdits Permis à USM.

CECI ÉTANT EXPOSÉ, IL A ÉTÉ CONVENU CE QUI SUIT :

Par les présentes, MMR reconnaît par le présent acte:

1. avoir transféré lesdits Permis en faveur et au nom de USM et n'avoir aucune réclamation qui soit sur la propriété desdits Permis;

2. avoir reçu et touché ce jour de USC, la somme de Ariary 190 000 000 et ce en solde de tout compte.

En considération dudit paiement de la dite somme de Ariary 190 000 000, MMR déclare n'avoir aucune action en justice, créance, demande ou autre réclamation pour quelque cause, à quelque titre ou en vertu de quelque loi que ce soit, à faire à USC et USM et consent à USC et USM, ainsi qu'à leurs actionnaires, filiaires, associés, directeurs, gérants, managers et/ou préposes bonne et valable quittance et décharge pleine et entière en ce qui s'agit de la dite transaction.

Les Parties déclarent de plus, avoir pris connaissance du présent document, en avoir parfaitement compris la teneur et les implications et y apposer leurs signatures de leur plein gré et en toute connaissance de cause.

Fait en trois (3) exemplaires et de bonne foi à Antananarivo ce 9 juillet 2009.

MADAGASCAR MINERALS AND RESOURCES S.A.R.L.
Représentée par Cyriaque MAMY CHEUNG

URANIUM STAR MINERALS S.A.R.L.
Représentée par Roland FOK SEUNG

Richard Gilles

URANIUM STAR CORPORATION
Représentée par Richard SCHLER

ANNEXE

	Permis minier No.	Region	Commune	Nombre carres	No. Carte	Permis Type
1	12306	Atsimo Andrefana	Fotadrevo Lazarivo	333 83	H60	R
2	12814	Atsimo Andrefana	Fotadrevo	48	H60	R
3	12887	Atsimo Andrefana	Fotadrevo	16	H60	R
4	12888	Atsimo Andrefana	Fotadrevo	16	H60	R
5	13020	Atsimo Andrefana	Ianapera	16	H59	R
6	13021	Atsimo Andrefana	Ianapera	64	H59	R

ACTE DE CESSION DE PARTS SOCIALES

Cédant :

Raison Sociale :	**MADAGASCAR MINERALS AND RESOURCES sarl**
Adresse du siège social:	Lot VB8 A Ter Ambatoroka 101, Antananarivo,
Immatriculation (RCS):	TANA N°2004 B 00090 au Registre du Commerce et des Sociétés
Numéro d'Identité Fiscale (NIF) :	998 8084
Représentant de la société en sa capacité de Gérant :	**Monsieur MAMY CHEUNG Cyriaque,** né le 18 novembre 1955 à Farafangana, titulaire de la carte d'identité nationale (CIN) 301 991 045 695 délivrée le 25 août 1975 à Toamasina I, domicilié au Lot VB8AA Ambatoroka, Antananarivo, fils de CHEUNG Yeing et de NOYENE Rosette.

donne cession de :

Nombre de parts cédées :	9 (neuf) parts à 500 000 (Cinq Cent Mille) Ariary chacune
Raison Sociale	**URANIUM STAR MINERALS sarl**
Adresse du siège social:	Près lot C 38 bis Andranomena, Antananarivo 105,
Immatriculation (RCS):	TANA N° 2008 B 0806 au Registre du Commerce et des Sociétés (RCS) Antananarivo
Numéro d'Identité Fiscale (NIF) :	45 711 813.

Montant de la cession :	Cent Quatre Dix millions (190 000 000) Ariary (Equivalent 100 000 USD)

COMMUNE URBAINE
D'ANTANANARIVO
2e ARRONDISSEMENT

au Preneur :

Raison Sociale:	**THB VENTURE LIMITED** (société de droit mauricien)
Adresse du siège social :	22 Sir William Newton, Port Louis, Ile Maurice
Immatriculation :	N° 079631 C2/GBL au Registre des Sociétés, Port Louis, Ile Maurice
Représentant de la société en sa capacité de Directeur au conseil d'administration:	**Monsieur SCHLER Richard Edmund** titulaire du passeport canadien N°JP 288724 délivré le 07 Février 2006 à Toronto, Canada

Vu pour la légalisation des signatures de
M Mamy Cheung Cyriaque

Fait à Antananarivo, le 9 juillet, 2009

1103
06/02/09

consentement.

Antananarivo, le 13 JUL 2009

Monsieur MAMY CHEUNG Cyriaque
Gérant de la société
MADAGASCAR MINERALS AND RESOURCES sarl

Monsieur SCHLER Richard
Directeur
THB VENTURE LIMITED